UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2017

HARTFORD RETIREMENT NETWORK CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-119823	98-1225287
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8832 Glendon Way

Rosemead, California 91770

(626) 703-4228

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Dynamic Gold Corp.

1610-675 Wes Hastings St.

Vancouver, British Columbia V6B 1N2 Canada

(608) 681-3131

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, “Company,” “our company,” “us,” “HFRN,” and “our” refer to Hartford Retirement Network Corp., unless the context requires otherwise.

FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Certain of the matters discussed concerning our operations, cash flows, financial position, economic performance and financial condition, and the effect of economic conditions include forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates” and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.

Item 1.01. Entry into a Material Definitive Agreement.

On May 11, 2017, the Company entered into a Memorandum of Understanding for Senior Holiday Service Cooperation with Shanghai Qiao Garden International Travel Agency (“Travel Agent”), superseded by a Retirement Vacation Services Agreement executed by the parties on August 25, 2017 (collectively referred to as the ”Agreement”). The Company is engaged in the business of providing hotel rooms at favorable rates to travelers to Los Angeles from China. The Company’s president is a principal owner and CEO of a brand new hotel in Rosemead, California, and the Company is acting as its agent to procure business from Chinese tourists and business travelers. Under the Agreement with the Travel Agent, the Travel Agent has agreed to provide no less than 300 retirement vacation clients per year for a minimum hotel stay of 3,000 nights. The Agreement also provides for payment of a monthly service fee. The Agreement automatically renews on an annual basis unless otherwise terminated by either party in writing. However, the Company intends to enter into a more permanent agreement in September, 2018. From June 1 through July 31, 2017, the Company has received approximately $100,000 in revenues in connection with the Agreement. The Company is currently marketing its hotel travel service to other travel agencies in China and it is also seeking other hotels in Southern California to sign up for its services.

The Company believes that with the execution of the Agreement on May 11, 2017 and the commencement of revenues from its travel service business that it is no longer a “shell” corporation.

In addition, the Company intends to provide management services to retirement homes, commercial properties and apartment buildings in the following China cities: Shanghai, Jiangsu, Zhejiang, Hainan and Shenyang.

Item 3.02. Unregistered Sale of Equity Securities.

Between July 1 and August 28, 2017, the company sold 27,610,000 shares of its common stock (the “Shares”) to 48 investors for $1,380,500. The Shares were sold by the officers and directors of the Company and no commissions were paid for such sales. All of the investors are residents of China and all offers and sales were conducted in China. The Shares were sold in a private placement pursuant to an exemption under the Securities Act of 1933, as amended (the “Act), in accordance with Regulation S of the Act. All stock certificates will be affixed with the appropriate Regulation S legend restricting sales and transfers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 31, 2017

Hartford Retirement Network Corp.

By:	/s/ Lianyue Song
Lianyue Song, President/CEO